Exhibit 99.1
UNITED NATURAL FOODS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands, except per share data and as noted elsewhere)

Overview of Historical Transactions
On October 22, 2018, United Natural Foods, Inc. (“UNFI” or the “Company”) completed the acquisition of SUPERVALU INC. (“Supervalu”), pursuant to the terms of the previously announced Agreement and Plan of Merger dated as of July 25, 2018, as amended (the “Merger Agreement”), by and among UNFI, Supervalu, SUPERVALU Enterprises, Inc. and Jedi Merger Sub, Inc., a wholly owned subsidiary of UNFI (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Supervalu, with Supervalu continuing as the surviving corporation and a wholly owned subsidiary of UNFI (the “Acquisition”). At the effective time of the Acquisition (the “Effective Time”), each share of Supervalu common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than shares held by Supervalu as treasury stock, shares held by UNFI or Merger Sub immediately prior to the Effective Time or shares for which a proper demand for appraisal under Section 262 of the Delaware General Corporation Law was made) was canceled and converted into the right to receive a cash payment equal to $32.50 per share, without interest. Total consideration related to the Acquisition was approximately $2.3 billion, $1.3 billion of which was paid in cash to Supervalu shareholders and $1.0 billion of which was used to satisfy Supervalu’s outstanding debt obligations.
On December 8, 2017, Supervalu completed the acquisition of Associated Grocers of Florida, Inc. (“AG Florida”), pursuant to the terms of the Agreement and Plan of Merger dated October 17, 2017 (the “AG Florida Merger Agreement”), by and among Supervalu, Gator Merger Sub Inc., a then wholly owned subsidiary of Supervalu (“AG Merger Sub”), and AG Florida. Prior to the transaction, AG Florida was a cooperative owned by its retailer members. Effective as of the closing of the transaction, AG Merger Sub merged with and into AG Florida with AG Florida surviving as a wholly owned subsidiary of Supervalu. The transaction was valued at $193 million, comprised of $131 million in cash for 100 percent of the outstanding stock of AG Florida plus the assumption and payoff of AG Florida’s net debt of $62 million at closing.
On June 23, 2017, Supervalu completed the acquisition of Unified Grocers, Inc. (“Unified”), pursuant to the terms of the Agreement and Plan of Merger dated April 10, 2017 (the “Unified Merger Agreement”) by and among Supervalu, West Acquisition Corporation, a then wholly owned subsidiary of Supervalu at the time (“Unified Merger Sub”), and Unified. Prior to the transaction, Unified was a cooperative owned by its retailer members. Effective as of the closing of the transaction, Unified Merger Sub merged with and into Unified with Unified surviving as a wholly owned subsidiary of Supervalu. The transaction was valued at $390 million, comprised of $114 million in cash for 100 percent of the outstanding stock of Unified plus the assumption and payoff of Unified’s net debt of $276 million at closing.
On January 4, 2019, the Company filed Unaudited Pro Forma Condensed Combined Financial Statements for the 52 week fiscal period ended July 28, 2018 and the 13 week fiscal period ended October 27, 2018. These Unaudited Pro Forma Condensed Combined Financial Statements have been revised to include an updated purchase price allocation and an updated interim fiscal period for the purposes of being incorporated by reference into future filings.

Basis of Presentation
In preparing these Unaudited Pro Forma Condensed Combined Financial Statements to illustrate the pro forma effect of the combination of UNFI and Supervalu, UNFI was required to include certain disclosures related to the pro forma effect of the combination of UNFI and Supervalu because Supervalu’s results of operations for certain historical periods were not included in UNFI’s results of operations. The financial position of Supervalu was included in UNFI’s Condensed Consolidated Balance Sheets as of January 26, 2019 contained in UNFI’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on March 7, 2019.
The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting, with UNFI being the acquiring entity, and reflects estimates and assumptions deemed appropriate by UNFI to give effect to the acquisitions as of the dates indicated below. Due to the recent closing of the transaction, the purchase price allocation used to derive the Unaudited Pro Forma Condensed Combined Financial Statements is based upon preliminary estimates and will be finalized when valuations are complete and final assessments of the fair value of other acquired assets and assumed liabilities are completed. There can be no assurance that such finalizations will not result in material changes from the preliminary purchase price allocations used to derive the Unaudited Pro Forma Condensed Combined Financial Statements. UNFI’s estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date), as the Company finalizes the valuations of certain tangible and intangible asset acquired and liabilities assumed. The preliminary estimated fair values of certain assets and liabilities have been determined by UNFI with the assistance of third-party valuation firms.
The Unaudited Pro Forma Condensed Combined Financial Statements, prepared in accordance with Article 11 of Regulation S-

X, has been derived from the historical consolidated financial statements of UNFI, Supervalu and AG Florida, after giving effect to transactions directly related to the Merger Agreement and related transactions, and previous historical Supervalu business combinations, including:

•
the acquisition and transfer of the assets (including the equity interests of certain subsidiaries) and liabilities of the Supervalu business to UNFI, including the associated historical presentation of Supervalu’s results of operations;

•
the acquisition and transfer of the assets (including the equity interests of certain subsidiaries) and liabilities of the AG Florida business to Supervalu, including the associated historical presentation of AG Florida’s results of operations;

•
the net cash UNFI used in the acquisition of Supervalu, including adjustments to (i) repay indebtedness attributable to Supervalu through UNFI-issued borrowings, (ii) purchase of all of Supervalu’s common shares, (iii) pay transaction costs and Supervalu employee costs pursuant to the Merger Agreement, and (iv) fund benefit plans;

•
the net cash Supervalu used in the acquisition of AG Florida, including adjustments to (i) purchase Class A, B, C and D shares of AG Florida’s member-owners, (ii) repay indebtedness attributable to AG Florida through Supervalu-issued borrowings, (iii) pay AG Florida employees in accordance with change-in-control agreements, patronage amounts to AG Florida cooperative members, former member retired stock obligations, and transaction costs;

•	the change in ownership of AG Florida from a cooperative entity to an entity owned by a corporation; and

•	the recognition of the income tax effects of the acquisitions and related transactions.

The Unaudited Pro Forma Condensed Combined Financial Statements are derived from and should be read in conjunction with:

•
UNFI’s historical unaudited Condensed Consolidated Financial Statements and the accompanying Notes to the Condensed Consolidated Financial Statements for the second fiscal quarter ended January 26, 2019, filed with the SEC on March 7, 2019;

•
UNFI’s historical unaudited Condensed Consolidated Financial Statements and the accompanying Notes to the Condensed Consolidated Financial Statements for the first fiscal quarter ended October 27, 2018, filed with the SEC on December 6, 2018;

•
UNFI’s historical audited Consolidated Financial Statements and accompanying Notes to Consolidated Financial Statements contained in UNFI’s Annual Report on Form 10-K for the year ended July 28, 2018, filed with the SEC on September 24, 2018;

•
Supervalu’s historical unaudited Condensed Consolidated Financial Statements and the accompanying Notes to the Condensed Consolidated Financial Statements for the second quarter ended September 8, 2018, contained in Exhibit 99.1 to the Current Report on Form 8-K/A filed by UNFI on January 4, 2019;

•
Supervalu’s historical audited Consolidated Financial Statements and the accompanying Notes to the Consolidated Financial Statements for the fiscal year ended February 24, 2018, contained in Exhibit 99.2 to the Current Report on Form 8-K/A filed by UNFI on January 4, 2019;

•
AG Florida’s historical unaudited Condensed Consolidated Financial Statements and the accompanying notes to the unaudited Condensed Consolidated Financial Statements of AG Florida for the first quarter (16 weeks) ended November 18, 2017 contained in Exhibit 99.1 to the Current Report on Form 8-K filed by Supervalu on June 12, 2018; and

•
AG Florida’s historical audited Consolidated Financial Statements and the accompanying notes to the Consolidated Financial Statements for the fiscal year ended July 29, 2017, contained in Exhibit 99.1 to the Current Report on Form 8-K/A filed by Supervalu on February 23, 2018.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the realization of any expected cost savings or other synergies from the acquisitions of Supervalu or AG Florida other than certain Supervalu and AG Florida cost savings realized since the acquisition date of AG Florida that are already included in Supervalu’s historical results of operations.

No adjustments have been made for direct and indirect non-recurring merger and integration costs that arose subsequent to the acquisition of Unified of $30 million and AG Florida of $8 million for fiscal 2018 included within Supervalu’s results of operations, as presented below, since these costs are related to the prior acquisitions of Unified and AG Florida for which these financial statements are not required to be prepared.

UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
For the Year (52 Weeks) Ended July 28, 2018
(In thousands, except per share data)

	Historical				Pro Forma
	UNFI	Supervalu2(a)	AG Florida2(b)	Unified2(c)	Discontinued Operations Adjustment2(d)	Adjustments	Note	Combined
Net sales	$10,226,683	$15,394,641	$323,709	$71,889	$(1,800,508)	$(32,358)	2(e)	$24,184,056
Cost of sales	8,703,916	12,810,720	281,185	63,934	(980,863)	(40,561)	2(f)	20,838,331
Gross profit	1,522,767	2,583,921	42,524	7,955	(819,645)	8,203		3,345,725
Operating expenses	1,279,529	2,427,822	41,497	7,733	(711,136)	24,623	2(g)	3,070,068
Restructuring, asset impairment, acquisition, and integration related expenses	16,013	78,516	—	—	(22,526)	—		72,003
Operating income	227,225	77,583	1,027	222	(85,983)	(16,420)		203,654
Other expense (income):
Net periodic benefit income, excluding service cost	—	(58,814)	—	(20)	463	—		(58,371)
Interest expense	16,471	141,154	1,253	9	1,379	76,515	2(i)	236,781
Interest income	(446)	(2,555)	(273)	(9)	(304)	—		(3,587)
Other, net	(1,545)	(22,189)	—	1	19,668	—		(4,065)
Total other expense, net	14,480	57,596	980	(19)	21,206	76,515		170,758
Income (loss) from continuing operations before income taxes	212,745	19,987	47	241	(107,189)	(92,935)		32,896
Provision (benefit) for income taxes	47,075	7,269	16	88	(38,231)	3,478	2(j)	19,695
Net income (loss) from continuing operations	$165,670	$12,718	$31	$153	$(68,958)	$(96,413)		$13,201

Net income (loss) from continuing operations per share attributable to UNITED NATURAL FOODS, INC.:
Basic	$3.28							$0.26
Diluted	$3.26							$0.26

Weighted average number of shares outstanding:
Basic	50,530						2(k)	50,530
Diluted	50,837						2(k)	50,837

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
For the 26 Weeks Ended January 26, 2019
(In thousands, except per share data)

	Historical		Pro Forma
	UNFI	Supervalu 2(a)	Discontinued Operations Adjustment2(d)	Adjustments	Note	Combined
Net sales	$9,017,362	$3,512,269	$(395,013)	$(442)	2(e)	$12,134,176
Cost of sales	7,843,248	2,940,393	(222,002)	(13,128)	2(f)	10,548,511
Gross profit	1,174,114	571,876	(173,011)	12,686		1,585,665
Operating expenses	1,115,087	563,516	(155,908)	7,911	2(g)	1,530,606
Goodwill impairment charge	370,871	—	—	—		370,871
Restructuring, acquisition, and integration related expenses	115,129	67,310	(37,353)	(77,416)	2(h)	67,670
Operating loss	(426,973)	(58,950)	20,250	82,191		(383,482)
Other expense (income):
Net periodic benefit income, excluding service cost	(11,750)	(8,810)	107	—		(20,453)
Interest expense, net	66,232	27,720	160	21,021	2(i)	115,133
Other, net	(727)	1,376	(1,194)	—		(545)
Total other expense, net	53,755	20,286	(927)	21,021		94,135
Loss from continuing operations before income taxes	(480,728)	(79,236)	21,177	61,170		(477,617)
Benefit for income taxes	(96,064)	(24,745)	7,184	5,206	2(j)	(108,419)
Net loss from continuing operations	$(384,664)	$(54,491)	$13,993	$55,964		$(369,198)

Net loss from continuing operations per share attributable to UNITED NATURAL FOODS, INC.:
Basic	$(7.59)					$(7.28)
Diluted	$(7.59)					$(7.28)

Weighted average number of shares outstanding:
Basic	50,699				2(k)	50,699
Diluted	50,699				2(k)	50,699

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
 (In thousands, except per share data and as noted elsewhere)
Note 1 – Basis of Presentation
The Unaudited Pro Forma Condensed Combined Financial Statements were derived from the historical audited consolidated financial statements and unaudited condensed consolidated financial statements of UNFI, Supervalu, and AG Florida, and reflect UNFI’s historical Consolidated Statements of Income recast as if the acquisition of Supervalu occurred on July 30, 2017 (the first day of fiscal 2018), and the AG Florida business had been acquired by Supervalu at that time.
The pro forma adjustments are based upon available information and assumptions that (i) management believes are reasonable, (ii) reflect the expected impact of events directly attributable to the acquisitions, (iii) are factually supportable, and (iv) in the case of the Unaudited Pro Forma Condensed Combined Statements of Income, are expected to have a continuing impact on the operations of UNFI. The adjustments presented in the Unaudited Pro Forma Condensed Combined Financial Statements have been identified and presented to provide relevant information necessary for an understanding of UNFI upon consummation of the acquisition.
The Unaudited Pro Forma Condensed Combined Financial Statements are presented for informational purposes only, are subject to a number of uncertainties and assumptions, and do not purport to represent what UNFI’s actual results of operations or financial position would have been had the acquisitions occurred on the dates indicated. These Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of the future results of operations of UNFI as of any future date or for any future period. In addition, the preparation of these financial statements required management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses for the reporting periods presented. Actual results could differ materially from those estimates. All references to fiscal 2018 relate to the 52-week fiscal year ended July 28, 2018. All references to the first 26 weeks of fiscal 2019 relate to the 26-week period ended January 26, 2019.
The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements.
Note 2 – Notes to Unaudited Pro Forma Condensed Combined Statements of Income

The following pro forma adjustments were included in the Unaudited Pro Forma Condensed Combined Statements of Income:

(a)
The results of operations of Supervalu as they appear in this column have been adjusted to conform to UNFI’s consolidated financial statement presentation. These adjustments primarily include the following:

•	For fiscal 2018, the “Supervalu” column reflects the results of operations attributable to Supervalu for a 52 week period ended June 16, 2018.

•
For the 26 weeks ended January 26, 2019, the “Supervalu” column reflects the results of operations attributable to Supervalu for the 12 week period ended September 8, 2018. The results of operations of Supervalu for the period between October 22, 2018 and January 26, 2019 is included in the “UNFI” column.

•
The presentation of logistics expense, including employee-related costs, depreciation expense, warehouse costs, and transportation and other costs, within Operating expenses that were previously presented in Cost of sales within Supervalu’s historical consolidated financial statements.

•
The presentation of gains and losses on sales of businesses, assets and investments within Other, net, that were previously presented in Selling and administrative expenses within Supervalu’s historical consolidated financial statements.

(b)
The results of operations of AG Florida as they appear in this column have been adjusted to conform to UNFI’s consolidated financial statement presentation. These adjustments primarily include the following:

•
For fiscal 2018, the “AG Florida” column reflects the results of operations attributable to AG Florida for a 25 week period prior to Supervalu’s acquisition date of December 8, 2017. The results of operations of AG Florida for the 27 week period ended June 16, 2018 are included in the “Supervalu” column.

•
For fiscal 2018, revenue classification changes were made to conform AG Florida’s revenue presentation with UNFI’s and Supervalu’s presentation of similar transactions for principal versus agent revenue considerations. Since the Supervalu acquisition date of AG Florida, the revenue presentation included within the “Supervalu” column aligns with Supervalu’s and UNFI’s accounting practices.

(c)	The results of operations of Unified as they appear in this column have been adjusted to conform with UNFI’s consolidated financial statement presentation.

•
For fiscal 2018, the “Unified” column reflects the results of operations attributable to Unified for a one week period prior to Supervalu’s acquisition date of June 23, 2017. The results of operations of Unified for the 51 week period ended June 16, 2018 are included in the “Supervalu” column.

(d)
In conjunction with the Supervalu acquisition, UNFI announced its plan to sell the remaining acquired retail operations of Supervalu. This “Discontinued Operations Adjustment” column includes the following:

•
The reclassification of the results of operations attributable to Cub Foods, Hornbacher’s, Shoppers, Shop ‘n Save St. Louis and Shop ‘n Save East retail operations to discontinued operations due to their held-for-sale status and meeting the discontinued operations presentation requirements, which is consistent with the presentation in UNFI’s second quarter fiscal 2019 Quarterly Report on Form 10-Q.

•
An increase in Net sales of continuing operations of $1,129 million for fiscal 2018 and $287 million for the first 26 weeks of fiscal 2019 attributable to inter-company product purchases by certain banners presented within discontinued operations, which we expect will be ongoing sales to these banners subsequent to their disposal due to the anticipation that these banners will enter into a supply arrangement with UNFI. These amounts were recorded at gross margin rates consistent with sales to other similar wholesale customers of the acquired Supervalu business.

For disposal of our retail operations, we expect to assign lease agreements to third parties and expect to remain primarily obligated under the respective lease agreements. As such, rent expense and amortization of capital lease expense of $70 million for fiscal 2018 and $13.3 million for the first 26 weeks of fiscal 2019 related to stores within discontinued operations have been kept within continuing operations since accounting principles generally accepted in the United States require this expense to be included within continuing operations.

(e)
This adjustment reflects the elimination of sales transactions to Supervalu that are required to be eliminated upon consolidation after the Supervalu acquisition, offset in part by the elimination of the historical customer incentive amortization expense related to payments made prior to the acquisition for in-place contracts. These contracts were recognized as intangible assets at fair value in the acquisition and the associated expense is recognized as amortization expense within operating expenses.

(f)
This adjustment reflects the elimination of Cost of sales related to adjustment 2(e) for sales transactions to Supervalu that are required to be eliminated upon consolidation. In addition, the adjustment for the first 26 weeks of fiscal 2019 includes the removal of expenses for the derecognition of the inventory at fair value adjustment that was recorded by UNFI as a result of the Supervalu acquisition.

(g)	This adjustment reflects the following:

	January 26, 2019 (26 weeks)	July 28, 2018 (52 weeks)
Elimination of historical Supervalu, AG Florida and Unified depreciation and amortization expense, excluding capital leases	$(33,794)	$(147,934)
Elimination of historical Supervalu share-based compensation expense	(5,524)	(18,076)
Elimination of historical Supervalu, AG Florida and Unified capital lease amortization expense(1)	(2,555)	(14,182)
Elimination of historical UNFI fiscal 2018 acquisition costs (refer to note 2(h))	—	(4,967)
Elimination of historical AG Florida patronage expense to cooperative members	—	(6,292)
Estimated UNFI depreciation and amortization expense based on the preliminary assigned fair values and estimated useful lives of the acquired property, plant and equipment, and intangible assets of Supervalu, AG Florida, and Unified	40,269	174,501
Estimated UNFI capital lease amortization expense based on the preliminary assigned fair values of the acquired assets of Supervalu, AG Florida, and Unified(1)	4,489	19,454
Estimated share-based compensation expense for acquired Supervalu equity awards related to the terms of the Merger Agreement	5,026	22,119
Total Operating expenses adjustment	$7,911	$24,623

(1)	Preliminary purchase accounting has been updated to reflect the revaluation of capital lease assets and liabilities, which resulted in a net increase in capital lease amortization expense.

(h)
This adjustment reflects the elimination of historical transaction costs, change-in-control expenses and incremental share-based compensation expense associated with the Merger Agreement incurred during the first quarter ended October 27, 2018. This adjustment removes historical transaction costs associated with the Supervalu business combination prior to and subsequent to the Supervalu acquisition date that were included in the “UNFI” and “Supervalu” columns. UNFI expects to incur approximately $172 million of restructuring, acquisition and integration costs in its fiscal year ending August 3, 2019, which does not include costs expected to be incurred in relation to the divestiture of retail operations, and which are not included in the pro forma adjustment amounts.

(i)This adjustment reflects the reduction of interest expense associated with the refinancing of Supervalu’s and UNFI’s outstanding debt, offset by increases in interest expense associated with the new borrowings under UNFI’s new term loan and asset-based revolving credit facilities. Pursuant to the terms of Supervalu’s debt agreements and the Merger Agreement, Supervalu’s debt was repaid, which was financed by borrowings under UNFI’s new credit facilities for the purpose of consummating the acquisition of Supervalu. Pursuant to the terms of AG Florida’s debt and the AG Florida merger agreement, AG Florida’s debt was repaid, which was financed by Supervalu with additional borrowings under Supervalu’s asset-based revolving credit facility for the purposes of consummating the acquisition of AG Florida.

	January 26, 2019 (26 weeks)	July 28, 2018 (52 weeks)
Elimination of historical interest expense associated with long-term debt and the revolving line of credit extinguished as of the transaction date, and amortization of debt issuance costs(1)	$(29,467)	$(125,442)
Recognition of interest on the $1,800 million and $150 million of tranches under UNFI’s new secured term loan facility at the rate of LIBOR plus 4.25 percent and LIBOR plus 2.00 percent, respectively(2)	31,169	124,678
Recognition of interest on the $1,475 million of additional borrowings under UNFI’s asset-based revolving credit facility at the rate of LIBOR plus 1.25 percent and prime rate plus 0.25 percent(3)	15,029	60,117
Recognition of amortization of capitalized borrowing costs incurred by UNFI in connection with the additional borrowings under UNFI’s secured term loan facility and revolving credit facility	4,290	17,162
Total Interest expense, net adjustment	$21,021	$76,515

(1)	Amounts associated with interest expense associated with capital lease obligations have not been eliminated and are not reflected in this pro forma adjustment.

(2)	Applying a 1/8 point increase in the LIBOR interest rate would have impacted Income (loss) from continuing operations before income taxes by approximately $2.44 million.

(3)	Applying a 1/8 point increase in the LIBOR and prime interest rates would impacted Income (loss) from continuing operations before income taxes by approximately $1.84 million.

(j)
This adjustment reflects the tax effect of the pro forma adjustments using the blended federal and state statutory tax rates of the applicable jurisdictions during each period presented. The effective tax rate of the combined company could be different than the historical UNFI, Supervalu, Unified and AG Florida effective tax rates depending on the geographic mix of earnings, tax elections made at time of acquisition and various other factors.

(k)
UNFI converted outstanding equity awards into time-vesting awards (“Replacement Award”) with a settlement value equal to the merger consideration ($32.50 per share) multiplied by the number of shares of Supervalu common stock subject to such awards. The Merger Agreement originally provided that the Replacement Awards were payable in cash, however, the Merger Agreement was amended on October 10, 2018, to provide that the Replacement Awards could be settled at UNFI’s election, in cash and/or an equal value in shares of common stock of UNFI. Since these Replacement Awards are settleable in cash at UNFI’s election, these awards are not included in the calculation of weighted average shares outstanding.